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                                                              EXHIBIT (3)(c)(ii)

                                   ADDENDUM TO
                          FUND PARTICIPATION AGREEMENT

         This ADDENDUM to Fund Participation Agreement, made this _____ day of _______________, 2003, by and between AIG LIFE INSURANCE COMPANY, a Delaware corporation, on its own behalf and on behalf of its affiliated life insurance company, American International Life Assurance Company of New York (together, the "Company"), and on behalf of each segregated asset account of the Company identified in Schedule A hereto (each, an "Account" and collectively, the "Accounts"), and THE VANGUARD GROUP, INC., a Pennsylvania corporation, on its own behalf and on behalf of each investment company identified in Schedule B hereto ("Vanguard").

                              W I T N E S S E T H:

         WHEREAS, Vanguard and the Company are parties to a Fund Participation Agreement dated as of December 27, 2001 (the "Fund Participation Agreement"), pursuant to which Vanguard and the Company agreed to the terms on which shares of certain of the Vanguard Funds available to serve as underlying investment options for variable annuity contracts designed and offered by the Company; and

         WHEREAS, Vanguard and the Company desire to modify the Fund Participation Agreement to include additional insurance products issued by the Company and additional Vanguard Funds, and in certain other respects;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined, capitalized terms in this Addendum shall have the meanings assigned in the Fund Participation Agreement.

2. Modifications to Fund Participation Agreement. The Fund P articipation Agreement is hereby modified as follows:

     (a) The first "WHEREAS" clause is amended by inserting "fixed and" before "variable annuity contracts" in the third line thereof.

     (b) Section 2, Marketing and Promotion, shall not apply to the extent it is inconsistent with the provisions of the Master Agreement dated as of ____________, 2003 between Vanguard and the Company (the "Master Agreement") regarding the parties' responsibilities with respect to the marketing of certain Contracts (the "Master Agreement Contracts") identified in the Master Agreement.

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     (c) Section 4(a), regarding expenses, shall not apply to the extent it is inconsistent with the provisions of the Master Agreement regarding the payment or receipt of fees and expenses with respect to the subject matter of such Master Agreement.

     (d) Section 5, Company Use of Vanguard Name, shall not apply to the extent it is inconsistent with the provisions of the Master Agreement regarding the Company's use of Vanguard's name and marks, and those of the Funds, with respect to the subject matter of such Master Agreement.

     (e) Section 8, Termination, shall not apply to any matter relating to termination of the parties' rights and obligations with respect to the Master Agreement Contracts, which instead will be addressed specifically in the Master Agreement.

     (f) Section 10(a), regarding advertising materials with respect to the Contracts, shall not apply to any matter relating to advertising and marketing materials with respect to the Master Agreement Contracts, which instead will be addressed specifically in the Master Agreement.

     (g) The provisions of Sections 13(a)(i) and (ii) and 13(b)(i), regarding indemnification, shall not apply to the extent they purport to address matters relating to the Master Agreement Contracts, as all provisions regarding the parties' indemnification obligations with respect to the Master Agreement Contracts will be addressed specifically in the Master Agreement.

     (h) Section 13, Miscellaneous, shall be renumbered as Section 14.

     (i) Section 13(h), Confidentiality, shall not apply to the extent it is inconsistent with the provisions of the Master Agreement regarding confidential information of the Master Agreement Contract owners.

     (j) Schedule B to the Fund Participation Agreement is replaced with Schedule B to this Addendum.

3. No Other Modifications. Except as specifically modified hereby, the Fund Participation Agreement remains in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed on their behalf by their duly authorized officers as of the date first written above.

                                            THE VANGUARD GROUP, INC.


                                            ______________________________
                                            By:
                                            Title:


                                            AIG LIFE INSURANCE COMPANY


                                            ______________________________
                                            By:
                                            Title:

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                                   SCHEDULE B

                                    THE FUNDS

                           Vanguard(R) 500 Index Fund
                        Vanguard(R) Dividend Growth Fund
                              Vanguard(R) GNMA Fund
                          Vanguard(R) Health Care Fund
                 Vanguard(R) Inflation-Protected Securities Fund
                      Vanguard(R) International Growth Fund
              Vanguard(R) LifeStrategy(R) Conservative Growth Fund
                     Vanguard(R) LifeStrategy(R) Growth Fund
                     Vanguard(R) LifeStrategy(R) Income Fund
                Vanguard(R) LifeStrategy(R) Moderate Growth Fund
                       Vanguard(R) Prime Money Market Fund
                            Vanguard(R) PRIMECAP Fund
                     Vanguard(R) Small-Cap Growth Index Fund
                     Vanguard(R) Small-Cap Value Index Fund
                    Vanguard(R) Total Bond Market Index Fund
                Vanguard(R) Total International Stock Index Fund
                          Vanguard(R) U.S. Growth Fund
                           Vanguard(R) Wellington Fund
                            Vanguard(R) Windsor Fund

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